Exhibit 10.13

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is made and entered into as of September 12, 2012, by and between PositiveID Corporation, a Delaware corporation (the “Company”), and Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (the “Purchaser”).

Recitals

A.            The parties made and entered into a Preferred Stock Purchase Agreement (“SPA”) as of July 27, 2011.  Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in the SPA.

B.            Pursuant to Section I.G.3.c of the Certificate of Designations, Company was required to issue an additional number of Conversion Shares to Purchaser on August 9, 2012, in connection with a Corporation Conversion Notice, and Company did not do so until September 6, 2012.

C.            The parties desire to resolve all issues between them in relation to the foregoing, in accordance with the terms of this Agreement.

Agreement

In consideration of the foregoing, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and Purchaser, intending to be legally bound, hereby agree as follows:

ARTICLE I.
SHARE ISSUANCE

1.1           In full and complete satisfaction of any and all liability of Company in connection with any alleged breach or default arising out of or relating to any alleged failure to timely issue Conversion Shares pursuant to the SPA, the Company shall promptly issue to Purchaser 100 shares of Series F Preferred Stock (the “Series F Preferred Stock”) of Company (the “Shares”).

1.2           This Agreement shall constitute the Preferred Stock Purchase Agreement pursuant to which the Shares are issued to the Purchaser, and the “Announcement Date” with respect to a share of Series F Preferred Stock shall mean the Trading Day immediately following that Trading Day, during the 20 Trading Day period immediately following the date of receipt of a Conversion Notice with respect to such share of Series F Preferred Stock, on which the Closing Price of a share of Common Stock is closest to, without going over, the arithmetic average of the individual daily volume weighted average prices for the lowest three Trading Days during such 20 Trading Day period, as reported by Bloomberg.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

2.1           Representations and Warranties of the Company.  The Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of the date hereof:

(a)           Organization and Qualification.  The Company is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents.

(b)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company.  This Agreement has been, or upon delivery will be, duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement by Company, the issuance and sale of the Shares, and the shares of Common Stock into which they are convertible (the “Conversion Shares,” and collectively with the Shares, the “Securities”), and the consummation by the Company of the other transactions contemplated hereby do not and will not (a) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (b) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of Company is bound or affected, except in the case of clause (b), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d)           Litigation.  There is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign), which could adversely affect or challenges the legality, validity or enforceability of this Agreement or the Securities.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than the required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

(f)            Issuance of the Shares.  The Securities are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company will reserve from its duly authorized capital stock a number of shares of Common Stock for issuance of the Conversion Shares at least equal to the number of Conversion Shares which could be issued pursuant to the terms of the Shares.

(g)           Disclosure; Non-Public Information.  Except with respect to the information that will be, and to the extent that it actually is timely publicly disclosed by the Company, and notwithstanding any other provision, neither the Company nor any other Person acting on its behalf has provided Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement.  There is no adverse material information regarding the Company that has not been publicly disclosed prior to the date of this Agreement.  The Company understands and confirms that Purchaser will rely on the foregoing representations and covenants in effecting transactions in securities of Company.

(h)           No Integrated Offering.   Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company that cause a violation of the Securities Act or any applicable stockholder approval provisions.

(i)            Private Placement. Assuming the accuracy of the Purchaser representations and warranties set forth in Section 2.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby.

(j)            No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.  The Company has offered the Shares for sale only to the Purchaser.

(k)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

2.2           Representations and Warranties of the Purchaser.  Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

(a)           Organization; Authority.  Purchaser is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Agreement and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Purchaser.  This Agreement has been, or will be, duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c)           Purchaser Status.  At the time the Purchaser was offered the Shares, it was, and on the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)            Short Sales. The Purchaser has never maintained a short position in the Common Stock and does not currently maintain a short position in the Common Stock.  For so long as the Purchaser holds any Shares, the Purchaser will not effect any Short Sale that would create a net short position for the Purchaser.

ARTICLE III.
OTHER AGREEMENTS OF THE PARTIES

3.1           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement, as to issued Securities only.

(b)           The Purchaser agrees to the imprinting, so long as is required by this Section 3.1, of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)           Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 3.1(b)), (i) while a registration statement covering the resale of such Conversion Shares is effective under the Securities Act, or (ii) following any sale of Conversion Shares pursuant to Rule 144, or (iii) if such Conversion Shares are eligible for sale under Rule 144 by a non-Affiliate of the Company without restriction, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after a legend is no longer required if required by the Company’s transfer agent to effect the removal of the legend hereunder.  The Company agrees that at such time as such legend is no longer required under this Section 3.1(c), it will, no later than 3 Trading Days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a certificate representing Conversion Shares issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.  Certificates for Conversion Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchaser by crediting the account of the Purchaser’s prime broker with the DTC system.

(d)           In addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Securities (based on the Closing Price of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) delivered for removal of the restrictive legend and subject to Section 3.1(c), the lesser of (i) $10 per Trading Day (increasing to $20 per Trading Day, 5 Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend, and (ii)  the difference in the VWAP of the Common Stock on the Legend Removal Date and on the date the certificate is delivered without a legend; provided, however, that such delay in the legend removal is the direct result of the actions of the Company and provided further, that the VWAP of the Common Stock has decreased from the Legend Removal Date to the date the certificate is delivered without the legend.  Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)           Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 3.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

3.2           Furnishing of Information.  As long as Purchaser owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as the Purchaser owns any Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

3.3           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

3.4           Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

3.5           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information.  The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

3.6           Indemnification of Purchaser.   Subject to the provisions of this Section 3.6, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser, or any of its Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by the Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement or in the other Transaction Documents.

3.7           Reservation of Common Stock. The Company will reserve and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares pursuant to this Agreement.

3.8           Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on a Trading Market, and as soon as reasonably practicable to list or quote all of the Conversion Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Conversion Shares, and will take such other action as is necessary to cause all of the Conversion Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

ARTICLE IV.
MISCELLANEOUS

4.1           Fees and Expenses.  Except as otherwise provided in this Agreement, each party will pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company acknowledges and agrees that Purchaser’s counsel solely represents Purchaser, and does not represent the Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby.  The Company will pay all stamp and other taxes and duties levied in connection with the sale of the Shares, if any.

4.2           Notice.  Unless a different time of day or method of delivery is set forth in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of:  (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 pm (New York time) on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:00 pm (New York time) or on a day that is not a Trading Day, (c) the next Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such notices and communications are those set below, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

If to Purchaser:	If to the Company:

Ironridge Technology Co.	PositiveID Corporation
Harbour House, Waterfront Drive	1690 South Congress Avenue
PO Box 972, Road Town	Suite 200
Tortola, British Virgin Islands	Delray Beach, Florida 33445
Attn: David Sims	Attn: William J. Caragol
Facsimile: 284-494-4771	Facsimile: 561-805-8001

4.3           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment or waiver, by the Company and Purchaser.  No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

4.4           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof.

4.5           Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser, which consent will not be unreasonably withheld.  Purchaser may not assign its rights under this Agreement.

4.6           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 3.6.

4.7           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction.  The parties hereby waive all rights to a trial by jury.  If either party will commence an action or Proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding will be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

4.8           Survival.  The representations and warranties contained herein shall survive each Closing and the delivery of the Shares for a period of one (1) year.

4.9           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

4.10          Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

4.11          Replacement of Securities.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, Company will issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances will also pay any reasonable third-party costs associated with the issuance of such replacement certificates.

4.12          Arbitration.  Any dispute, controversy, claim or action of any kind arising out of or relating to this Agreement, or in any way involving the Company and Purchaser or their respective Affiliates, will be resolved by final and binding arbitration before a retired judge at JAMS (www.jamsadr.com), or its successor, in Santa Monica, pursuant to its most Streamlined Arbitration Rules and Procedures and the Final Offer (or Baseball) Arbitration Option.  Any interim or final award may be entered and enforced by any court of competent jurisdiction.  The final award will include the prevailing party’s reasonable arbitration, expert witness and attorney fees, costs and expenses.

4.13          Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Purchaser and the Company will be entitled to specific performance under the Transaction Documents, and injunctive relief to prevent any actual or threatened breach under the Transaction Documents, to the full extent permitted under federal and state securities laws.

4.14           Payment Set Aside.  To the extent that the Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law, including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

4.15          Time of the Essence.  Time is of the essence with respect to all provisions of the Transaction Documents that specify a time for performance.

4.16          Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

4.17          Entire Agreement.  This Agreement contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement.  No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove.  The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Company:

POSITIVEID CORPORATION

By:	/s/ Bryan Happ
Name:	Bryan Happ
Title:	Chief Financial Officer

Purchaser:

IRONRIDGE TECHNOLOGY CO.,
a division of IRONRIDGE GLOBAL IV, LTD.

By:	/s/ Peter Cooper
Name:	Peter Cooper
Title:	Director